As filed with the Securities and Exchange Commission on November 9, 2012
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1056913 (I.R.S. Employer Identification No.)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

HollyFrontier Corporation Long-Term Incentive Compensation Plan
(Full title of the plan)

Denise C. McWatters
Vice President, General Counsel and Secretary
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(214) 871-3555
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copy to:
Shane M. Tucker
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer   ☒     Accelerated filer   ☐ Non-accelerated filer   ☐ Smaller Reporting Company   ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Shares of Common Stock, $0.01 par value per share	3,000,000 shares (1)	$38.51	$115,515,000	$15,756.25
(1)      Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”), that become issuable under the HollyFrontier Long-Term Incentive Compensation Plan, as amended from time to time (the “Plan”), pursuant to the antidilution provisions of the Plan.

(2)     Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The maximum offering price per share and the maximum aggregate offering price are based on a price of $38.51 per share, which is the average of the high and low trading prices of the Registrant’s Common Stock reported on the New York Stock Exchange on November 5, 2012.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement (“Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register 3,000,000 additional shares of Common Stock of HollyFrontier Corporation, a Delaware corporation (the “Registrant”), that may be issued under the Plan. The contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2001 (File No. 333-54612) is incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which have been previously filed with the Commission, are incorporated by reference in this Registration Statement and will be deemed to be a part hereof:
(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 29, 2012;
(b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, filed on May 8, 2012, August 9, 2012, and November 8, 2012, respectively;
(c)    The Registrant’s Current Reports on Form 8-K filed on February 24, 2012, March 30, 2012, May 10, 2012, May 16, 2012, June 25, 2012 (regarding Item 5.02), July 12, 2012 (regarding Items 1.01 and 1.02), and October 30, 2012; and
(d)     The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form S-3 filed with the Commission under Section 5 of the Securities Act on May 17, 1995, including any subsequently filed amendments and reports updating such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
Item 6.    Indemnification of Directors and Officers.

Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of the director’s duty as a director, except that a director will remain liable to the extent provided by law if (i) the director breaches his duty of loyalty, (ii) the director commits acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) the director violates section 174 of the Delaware General Corporation Law (“DGCL”), or (iv) the director derives an improper personal benefit in any transaction. Article Seventh further provides that the Registrant will indemnify to the fullest extent allowed by law, and will advance expenses to, any person who is (or is threatened to be) a defendant or witness in a proceeding by reason of the fact that he is or was a director or officer of the Registrant or is or was, at the request of the Registrant, serving another entity in any capacity.

Section 16 of Article V of the Registrant’s Amended and Restated By-Laws states that the Registrant will indemnify any person who is or was a party (or is threatened to be made a party) in any action by reason of being a director or officer of the Registrant or of another entity at the Registrant’s request, in accordance with and to the fullest extent permitted by the DGCL, including the advancement of expenses. The indemnity provided in Section 16 extends to the spouse or former spouse, heirs, executors or administrators of the covered director or officer. In addition to certain other conditions described in Section 16, the covered director or officer must permit the Registrant to participate in the proceeding, at its expense and through counsel of its own choosing, and must receive approval by the Registrant and the Registrant’s board of directors of any proposed settlement in order to receive indemnification.

The Registrant has entered into indemnification agreements with certain officers and each director (the “Indemnitees”) of the Registrant. Each indemnification agreement generally requires the Registrant to indemnify each Indemnitee for liabilities incurred to the fullest extent permitted by applicable law. Also, as permitted under applicable law, the indemnification agreements require the Registrant to advance reasonable expenses in defending any action provided that the Indemnitee may be required to reimburse the Registrant for the amounts if the Indemnitee ultimately is determined not to be entitled to indemnification from the Registrant. The Registrant will also indemnify each Indemnitee for costs and expenses in any action to establish Indemnitee’s right to indemnification, whether or not Indemnitee ultimately prevails, subject to certain exceptions. In general, the disinterested directors on the Registrant’s board of directors have the authority to determine each Indemnitee’s right to indemnification. However, such determination may also be made by independent legal counsel if there are no disinterested directors on the Registrant’s board of directors or if the Indemnitee so elects. The indemnification agreements require, subject to certain exceptions, that each Indemnitee be covered by any insurance policy providing for directors’ and officers’ liability insurance coverage maintained by the Registrant to the extent coverage for such Indemnitee under such policy is available on commercially reasonable terms.

  Item 8.    Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on July 8, 2011, and incorporated herein by reference.

4.2
Amended and Restated By-Laws of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on November 21, 2011, and incorporated herein by reference.

4.3
HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), as amended and restated on May 24, 2007, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.4
First Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), previously filed with the Commission as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.5
Second Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan) , previously filed with the Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on May 18, 2011, and incorporated herein by reference.

4.6*	Third Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan).
4.7
Form of Performance Share Unit Agreement, previously filed with the Commission as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2009, and incorporated herein by reference.

4.8
Form of Director Restricted Stock Unit Agreement, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2009, and incorporated herein by reference.

4.9
Form of Executive Restricted Stock Agreement [time and performance based vesting], previously filed with the Commission as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2010, and incorporated herein by reference.

4.10
Form of Employee Restricted Stock Agreement [time based vesting], previously filed with the Commission as Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2010, and incorporated herein by reference.

4.11*	Form of Performance Share Unit Agreement [162(m) covered employees].
4.12*	Form of Performance Share Unit Agreement [non-162(m) covered employees].
4.13*	Form of Restricted Stock Agreement [time based vesting].
4.14*	Form of Notice of Grant of Restricted Stock.
4.15*	Form of Restricted Stock Unit Agreement (Non-Employee Director Award).
4.16*	Form of Notice of Grant of Restricted Stock Units (Non-Employee Director Award).
5.1*	Opinion of Vinson & Elkins LLP.

23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).

24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 9th day of November, 2012.

HOLLYFRONTIER CORPORATION

By: /s/ Michael C. Jennings
Michael C. Jennings
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Michael C. Jennings acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael C. Jennings Michael C. Jennings	Chief Executive Officer (Principal Executive Officer)	November 9, 2012

/s/ Douglas S. Aron Douglas S. Aron	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 9, 2012

/s/ J.W. Gann, Jr. J.W. Gann, Jr.	Vice President and Controller (Principal Accounting Officer)	November 9, 2012

/s/ Matthew P. Clifton Matthew P. Clifton	Executive Chairman	November 9, 2012

/s/ Douglas Y. Bech Douglas Y. Bech	Director	November 9, 2012

/s/ Buford P. Berry Buford P. Berry	Director	November 9, 2012

/s/ Leldon Echols Leldon Echols	Director	November 9, 2012

/s/ R. Kevin Hardage R. Kevin Hardage	Director	November 9, 2012
/s/ Robert J. Kostelnik Robert J. Kostelnik	Director	November 9, 2012
/s/ James H. Lee James H. Lee	Director	November 9, 2012
/s/ Robert G. McKenzie Robert G. McKenzie	Director	November 9, 2012
/s/ Franklin Myers Franklin Myers	Director	November 9, 2012
/s/ Michael E. Rose Michael E. Rose	Director	November 9, 2012
/s/ Tommy A. Valenta Tommy A. Valenta	Director	November 9, 2012

INDEX TO EXHIBITS

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on July 8, 2011, and incorporated herein by reference.

4.2
Amended and Restated By-Laws of HollyFrontier Corporation, previously filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on November 21, 2011, and incorporated herein by reference.

4.3
HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), as amended and restated on May 24, 2007, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.4
First Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan), previously filed with the Commission as Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-03876) for the fiscal year ended December 31, 2008, and incorporated herein by reference.

4.5
Second Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan) , previously filed with the Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-03876) on May 18, 2011, and incorporated herein by reference.

4.6*	Third Amendment to the HollyFrontier Corporation Long-Term Incentive Compensation Plan (formerly the Holly Corporation Long-Term Incentive Compensation Plan).
4.7
Form of Performance Share Unit Agreement, previously filed with the Commission as Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2009, and incorporated herein by reference.

4.8
Form of Director Restricted Stock Unit Agreement, previously filed with the Commission as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2009, and incorporated herein by reference.

4.9
Form of Executive Restricted Stock Agreement [time and performance based vesting], previously filed with the Commission as Exhibit 10.7 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2010, and incorporated herein by reference.

4.10
Form of Employee Restricted Stock Agreement [time based vesting], previously filed with the Commission as Exhibit 10.10 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-03876) for the fiscal quarter ended March 31, 2010, and incorporated herein by reference.

4.11*	Form of Performance Share Unit Agreement [162(m) covered employees].
4.12*	Form of Performance Share Unit Agreement [non-162(m) covered employees].
4.13*	Form of Restricted Stock Agreement [time based vesting].
4.14*	Form of Notice of Grant of Restricted Stock.
4.15*	Form of Restricted Stock Unit Agreement (Non-Employee Director Award).
4.16*	Form of Notice of Grant of Restricted Stock Units (Non-Employee Director Award).
5.1*	Opinion of Vinson & Elkins LLP.
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature pages hereto).

*Filed herewith